AMENDMENT TO

IMPLEMENTATION SERVICES AGREEMENT

THIS AMENDMENT, dated as of this 1st day of December, 2018 (the “Amendment”), to the Implementation Services Agreement, dated October 5, 2018 (the “Agreement”), between the Parties (as defined below), is entered into by and between J.P. Morgan Private Investments Inc. (the “Adviser”) and Russell Investments Implementation Services, LLC (“RIIS” and, together with the Adviser, the “Parties”).

WHEREAS, pursuant to the Agreement, RIIS may provide, when needed, certain implementation services to the series of the Six Circles Trust (the “Trust”) listed on Schedule B of the Agreement;

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add two new series of the Trust, the MEP Funds (as defined below), so that RIIS may render, when needed, certain implementation services for the new series pursuant to the Agreement; and

WHEREAS, Section 15 of the Agreement provides that the Agreement may be amended at any time by written agreement between the Parties.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the Parties hereto agree as follows:

WITNESSETH:

1.

The Parties hereby agree that Schedule B of the Agreement is hereby replaced with Schedule B attached hereto, to become effective with respect to each of the Six Circles Managed Equities Portfolio U.S. Unconstrained Fund and the Six Circles Managed Equities Portfolio International Unconstrained Fund (together, the “MEP Funds”) on the date that such MEP Fund commences operations pursuant to an effective amendment to the Trust’s registration statement (with respect to such MEP Fund, the “Effective Date”).

2.

With respect to each MEP Fund, the Agreement shall continue in effect for a period of two years from the Effective Date with respect to such MEP Fund, and thereafter, shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust (the “Board”) or (ii) a vote of a “majority” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of such MEP Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to the Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized signatories as of the date and year first written above.

J.P. MORGAN PRIVATE INVESTMENTS INC.

By:	/s/ Mary Savino
Name:	Mary Savino
Title:	Managing Director

RUSSELL INVESTMENTS IMPLEMENTATION SERVICES, LLC

By:	/s/ Travis Bagley
Name:	Travis Bagley
Title:	Director, Transition Management-Americas

SCHEDULE B

LIST OF FUNDS AND SPECIFIED FUND SLEEVES

The Client hereby certifies that it has the necessary authority to direct trades to RIIS for the following Funds as part of this Agreement.

Fund Name:	Six Circles Ultra Short Duration Fund

Specified Fund Sleeve Name(s):	Conservative Income Sleeve

Core Ultra Short Sleeve

Global Markets Sleeve

Fund Name:	Six Circles Tax Aware Ultra Short Duration Fund

Specified Fund Sleeve Name(s):	Municipal Conservative Income Sleeve

Core Municipal Ultra Short Sleeve

Global Markets Sleeve

Fund Name:	Six Circles U.S. Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles International Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles Managed Equity Portfolio International Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Certified this 1st day of December, 2018.